SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         InterCounty Bancshares, Inc.
               -----------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                 --------------------------------------------
   (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:
[  ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                         INTERCOUNTY BANCSHARES, INC.
                              48 N. South Street
                           Wilmington, Ohio  45177
                               (937) 382-1441


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the 2000 Annual Meeting of Shareholders of InterCounty Bancshares, Inc. ("InterCounty"), will be held at 48 N. South Street, Wilmington, Ohio, on April 18, 2000, at 9:00 a.m., Eastern Time (the "Annual Meeting"), for the purpose of electing three directors of InterCounty for terms expiring in 2002 and transacting such other business as may properly come before the Annual Meeting or any adjournments thereof. Such matters are more completely set forth in the accompanying Proxy Statement.

     Only shareholders of InterCounty of record at the close of business on March 6, 2000, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


                                       By Order of the Board of Directors


                                       /s/ James W. Foland
                                       --------------------------------
April 3, 2000                          James W. Foland, Secretary

                            INTERCOUNTY BANCSHARES, INC.
                                 48 N. South Street
                              Wilmington, Ohio  45177
                                  (937) 382-1441

                                 PROXY STATEMENT

                                    PROXIES

     The enclosed Proxy is being solicited by the Board of Directors of InterCounty Bancshares, Inc. ("InterCounty"), an Ohio Corporation, for use at the 2000 Annual Meeting of Shareholders of InterCounty to be held at 48 N. South Street, Wilmington, Ohio, on April 18, 2000, at 9:00 a.m., Eastern Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by a later dated proxy received by InterCounty before the Proxy is exercised or by giving notice of revocation to InterCounty in writing before the Annual Meeting or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

     Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted FOR the election of Charles L. Dehner, Georgia H. Miller and Timothy L. Smith as directors of InterCounty for terms expiring in 2002.

     Proxies may be solicited by the directors, officers and other employees of InterCounty in person or by telephone, telecopy, telegraph or mail only for use at the Annual Meeting, and such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be borne by InterCounty.

     Only shareholders of record as of the close of business on March 6, 2000 (the "Voting Record Date"), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each share owned. InterCounty's records disclose that, as of the Voting Record Date, there were 3,188,314 votes entitled to be cast at the Annual Meeting.

                                VOTE REQUIRED

     The three nominees receiving the greatest number of votes will be elected as directors. The presence, in person or by proxy, of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under Ohio law, shares held by a nominee for a beneficial owner which are represented in person or by proxy but which are not voted ("non-votes") are counted as present for purposes of establishing a quorum. Shares as to which the authority to vote is withheld and non-votes are not counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy.

     This Proxy Statement is first being mailed to shareholders of InterCounty on or about April 3, 2000.
                                  -1-

             VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the only persons known to InterCounty to own beneficially more than five percent of InterCounty's outstanding common shares as of March 6, 2000:
                                                           Percent of
Name and Address                Amount Beneficially       Common Shares
of Beneficial Owner                   Owned (1)            Outstanding
-------------------             -------------------       -------------
Janet M. Williams (2)
Estate of B. Anthony Williams
6172 U. S. 22 East
Wilmington, Ohio  45177                392,196                 12.3%

Brooke A. Williams
361 Wilber Avenue
Columbus, Ohio 43215                   182,242                  5.7

Dana L. Williams
6172 U. S. 22 East
Wilmington, Ohio 45177                 183,456                  5.8

Lynn W. Cowan
4116 W. Franklin Street
Richmond, Virginia 23221               181,898                  5.7

Beth Ellingwood
325 West Sixth Avenue
Columbus, Ohio  43201                  209,882                  6.6

Wilmington College
Fife Avenue
Wilmington, Ohio  45177                167,264                  5.3

The National Bank and Trust Company(3)
48 N. South Street
Wilmington, Ohio  45177                790,062                 24.8

---------------------------

                                  -2-


(1) Except as indicated for the shares held by The National Bank and Trust Company (the "Bank"), the beneficial owner has sole voting and dispositive power.

(2) Janet M. Williams is a director of InterCounty and the Bank. Of the 392,196 shares, 188,826 are held in the name of Mrs. Williams, and 203,370 are held by the Estate of B. Anthony Williams, of which Mrs. Williams is the executor.

(3) All of such shares are held by the Bank as Trustee, 616,578 of which are held as Trustee for the InterCounty Bancshares, Inc., Employee Stock Ownership Plan (the "ESOP"). Pursuant to the ESOP, the Bank, as Trustee, has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants. At March 6, 2000, 107,474 shares had not been allocated. The Trustee may dispose of shares held in the ESOP Trust only under limited circumstances specified in the ESOP or by law. The Bank also has sole voting and dispositive power with respect to 173,484 shares held as Trustee for various other trusts.

The following table sets forth certain information with respect to the number of common shares of InterCounty beneficially owned by each director of InterCounty and each of the five highest paid executive officers of InterCounty whose cash compensation during 1999 exceeded
$100,000 and by all directors and executive officers of InterCounty as a group as of March 6, 2000:
                                 Amount and Nature of
                                 Beneficial Ownership
                                 --------------------
                       Sole Voting and   	Shared Voting and  Percent of Common
Name                   Investment Power  	Investment Power   Shares Outstanding
----                   ----------------  -----------------  ------------------
S. Craig Beam                10,628             7,544             0.57%
Charles L. Dehner            51,139 (1)        33,119 (2)         2.63
James W. Foland              14,210                 -             0.45
Georgia H. Miller             1,130	               752             0.06
Darleen M. Myers              8,653                 -             0.27
Robert A. Raizk              14,268                 -             0.45
Timothy L. Smith             60,611 (3)        41,947 (4)         3.18
Janet M. Williams           392,196                 -            12.30
Stephen G. Klumb              4,550 (5)           130             0.15
Andrew J. McCreanor           2,941 (6)        14,798 (7)         0.56
Howard T. Witherby           10,338 (8)        26,214 (9)         1.14
All directors and
  executive officers of
  InterCounty as a group
  (12 persons)              572,638 (10)      141,055 (11)       21.95
                                  -3-

-------------------------------
(1) Includes 19,300 shares that may be acquired currently upon the exercise of options.
(2) Consists of shares allocated to Mr. Dehner's ESOP account, with respect to which Mr. Dehner has voting but not investment power.
(3) Includes 33,109 shares that may be acquired currently upon the exercise of options.
(4) Includes 38,461 shares allocated to Mr. Smith's ESOP account, with respect to which Mr. Smith has voting but not investment power.
(5) Includes 1,800 shares that may be acquired currently upon the exercise of options.
(6) Includes 2,420 shares that may be acquired currently upon the exercise of options.
(7) Includes 14,454 shares allocated to Mr. McCreanor's ESOP account, with respect to which Mr. McCreanor has voting but not investment power.
(8) Includes 5,180 shares that may be acquired currently upon the exercise of options.
(9) Includes 25,594 shares allocated to Mr. Witherby's ESOP account, with respect to which Mr. Witherby has voting but not investment power.
(10) Includes 534 shares owned with sole voting and investment power and 1,440 shares that may be acquired currently upon the exercise of options by an executive officer of the Bank not named in this table who may be deemed to perform policy making functions for InterCounty.
(11) Includes 16,551 shares allocated to the ESOP account of an executive officer of the Bank not named in this table who may be deemed to perform policy making functions for InterCounty. Such person has voting but not investment power with respect to such shares.

                              BOARD OF DIRECTORS

Election of Directors

     The Articles of Incorporation of InterCounty provide for a Board of Directors consisting of not less than seven nor more than eleven directors, such number to be fixed or changed by the Board of Directors or the shareholders. The number of directors is currently set as nine, divided into two classes. Each class serves for a two-year period. Each of the directors of InterCounty is also a director of the Bank.

     In accordance with Section 8.04 of the Articles of Incorporation of InterCounty, nominees for election as directors may be proposed only by the directors or by any shareholder entitled to vote for directors if such shareholder makes a timely notice to the Secretary of InterCounty. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of InterCounty not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than thirty-five days' notice or prior public disclosure of the date of the meeting is given or made to shareholders of an annual meeting held on a date other than the date fixed by the Code of Regulations of InterCounty, notice by the shareholder must be received not later than the close of business on the seventh day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of InterCounty which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of InterCounty which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of InterCounty, if elected.

     Due to the resignation of George F. Bush in January 2000, a vacancy exists in the class of directors whose terms expire in 2000. The Board of Directors is searching for a replacement. The Board of Directors proposes the re-election of the following persons to terms which will expire in 2002:

                                                                  Director
      Name                  Age     Position(s) Held               Since
      ----                  ---     ----------------              --------
      Charles L. Dehner     52      Director and Executive Vice     1989
                                    President of InterCounty
                                    and the Bank and Treasurer
                                    of InterCounty

      Georgia H. Miller     60      Director                        1990

      Timothy L. Smith      49      Director, Chief Executive
                                    Officer and President of
                                    InterCounty and the Bank        1989

     If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends.

The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                 Director        Term
Name                 Age      Position(s) Held     Since        Expires
----                 ---      ----------------   --------       -------
S. Craig Beam        48       Director             1990          2001
James W. Foland      78       Director and
                               Secretary           1983          2001
Darleen M. Myers	     67       Director             1995          2001
Robert A. Raizk      45       Director             1995          2001
Janet M. Williams	    60       Director             1999          2001

     Charles L. Dehner has been the Executive Vice President of InterCounty since 1993, Treasurer of InterCounty since 1984 and Executive Vice President of the Bank since 1991. Mr. Dehner was Senior Vice President and Controller of the Bank from 1988 to 1991.

     Georgia H. Miller, formerly Manager of Volunteer Services and Patient Representative for Clinton Memorial Hospital, retired in 1993. Ms. Miller serves as a volunteer for Clinton Memorial Hospital and Auxiliary and is a guardian ad litem for the Juvenile Court of Clinton County. Ms. Miller is also a member of the Board of Habitat for Humanity.

     Timothy L. Smith has been the President and Chief Executive Officer of InterCounty and the Bank since 1989. From July 1988 until October 1989, Mr. Smith was a Senior Vice President and Senior Loan Officer of the Bank. He is also Chairperson of Chatfield College.

     S. Craig Beam has been the President of Melvin Stone Company since 1989 and served as General Manager before being elected President. Mr. Beam is also the President of MC Trucking and a Trustee of Wilmington College.

     James W. Foland, the Secretary of InterCounty, was employed by the Bank from 1956 until his retirement as Senior Vice President in 1983.

     Darleen M. Myers is a Clinton County Commissioner. From 1993 to 1994, Ms. Myers served as the Director of the Rainbow Village Child Day Care Center, and from 1976 to 1993, she was an Extension Agent for The Ohio Cooperative Extension Services.

     Robert A. Raizk has been the President and Chief Executive Officer of The Wilmington Iron & Metal Co., Inc., since August 1990. From 1985 to 1990, Mr. Raizk was a commercial real estate broker with The Tipton Group, Inc.

     Janet M. Williams was appointed to the Board of Directors in June 1999 to fill the vacancy created by the death of B. Anthony Williams. Mrs. Williams has been self employed in agribusiness for the past five years.

Meetings of Directors

     The Board of Directors of InterCounty met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1999. Each director, except Mr. Beam, attended at least 75% of such meetings of the Board of Directors.

     Each director of InterCounty is also a director of the Bank. The Board of Directors of the Bank met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1999.

Committees of Directors

     The Board of Directors of InterCounty has no committees. The Board of Directors of the Bank has an Audit Committee, a Trust Policy Committee and a Compensation Committee, but no nominating committee.

     The Audit Committee is responsible for an annual examination of the Bank to determine whether the Bank is in a sound condition and whether adequate internal controls and procedures are being maintained and for reporting the results of the examination and recommendations for changes to the Board of Directors. The Committee may make such examination or cause the examination to be made by an auditor. The members of the Audit Committee are Messrs. Beam, Foland and Raizk and Mmes. Miller and Myers. The Audit Committee met twice in 1999.

     The Trust Policy Committee is responsible for the review of the administration, policies, investment holdings, investment performance, operating results, earnings, conduct and reports of examinations and audits of the Trust Department. The members of such committee are Messrs. Dehner and Smith and Mmes. Miller and Williams. The Trust Policy Committee met 11 times during 1999.

     The Compensation Committee recommends annually to the full Board of Directors the compensation for the Bank's executive officers. The members of the Compensation Committee are Messrs. Beam, Foland and Raizk and Mmes. Miller and Myers. The Compensation Committee met once in 1999.

                              EXECUTIVE OFFICERS

     The only executive officers of InterCounty are Messrs. Dehner, Foland, and Smith.

     In addition to Mr. Smith and Mr. Dehner, the following persons are executive officers of the Bank and may be deemed to participate in policy making for InterCounty:

Name                 Age       Positions Held During Last Five Years

Stephen G. Klumb      50       Senior Vice President, Senior Loan Officer
                               since June 1998; prior to June 1998, Executive
                               Vice President and Chief of Staff of American
                               Energy Resources, Inc.

Andrew J. McCreanor   50       Senior Vice President, Customer Relations
                               since January 1997; from October 1992 to
                               January 1997, Director of Marketing and
                               Customer Service

Walter H. Rowsey      51       Senior Vice President, Branch Administrator
                               since September 1993; formerly Vice President,
                               Loan Division Manager

Howard T. Witherby    44       Senior Vice President, Operations Division
                               Manager since October 1992; formerly Vice
                               President

           COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

     The following table presents certain information regarding the cash compensation received by each executive officer of InterCounty or the Bank whose cash compensation exceeded $100,000 during the fiscal years ended
December 31, 1999, 1998 and 1997:




                                            SUMMARY COMPENSATION TABLE
                                                                              Long-Term
                                                                            Compensation
                                                   Annual Compensation (1)     Awards
                     ---------------------------------------------------------------------
                                                                             Securities
Name and Principal                                     Other Annual          Underlying        All Other
Position              Year     Salary ($)   Bonus ($)  Compensation ($)(3)  Options/SARs(#)  Compensation($)
------------------    ----     ----------   ---------  -------------------  ---------------  --------------
Timothy L. Smith      1999    $211,130 (2)  $ 72,280       $      0              3,500/-0-     $     - (4)
  Chief Executive     1998     192,500 (2)    89,455            400                -0-/-0-      25,213 (6)
  Officer, President  1997     183,875 (2)    62,877            400              3,500/-0-      24,058 (7)
  of InterCounty
  and Bank

Charles L. Dehner     1999     142,389 (2)    37,596            599              3,000/-0-       1,644 (5)
  Treasurer,          1998     131,292 (2)    40,427            270                -0-/-0-      25,431 (6)
  Executive Vice      1997     125,725 (2)    34,303            520              2,500/-0-      23,456 (7)
  President of
  InterCounty,
  Executive Vice
  President of Bank

Stephen G. Klumb      1999     110,000        15,278          1,343              1,500/-0-       2,806 (5)
  Senior Vice
  President, Senior
  Loan Officer of
  Bank

Andrew J. McCreanor   1999      88,484        16,019           680               1,500/-0-       1,600 (5)
  Senior Vice         1998      84,269        16,591           496                 -0-/-0-      25,387 (6)
  President of Bank

Howard T. Witherby    1999      87,465        18,921         1,186               1,500/-0-       2,400 (5)
Senior Vice           1998      83,300        19,723         1,093                 -0-/-0-      21,354 (6)
President of Bank
                                  -9-

----------------------------------

(1) Cash compensation does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to InterCounty and the Bank of providing such benefits to each of the executive officers listed above during the years ended December 31, 1999, 1998 and 1997, was less than 10% of the officer's cash compensation, and such cost for all executive officers as a group was less than 10% of the group's aggregate cash compensation.

(2)  Includes $7,500 of director's fees.

(3) Consists of amounts reimbursed to such executive officers for taxes paid on whole life insurance premiums paid for the benefit of such executive officers.

(4) At the latest practicable date, the allocations to the accounts of the ESOP participants for 1999 had not yet been determined.

(5) Consists of premiums paid on whole life insurance for the benefit of the officer. At the latest practicable date, the allocations to the accounts of the ESOP participants for 1999 had not yet been determined.

(6) Consists of premiums in the amounts of $1,426, $1,644, $1,600 and $2,400 paid on whole life insurance for the benefit of Messrs. Smith, Dehner, McCreanor and Witherby, respectively, and $23,787, $23,787, $23,787 and $18,954 representing the aggregate value at the date of allocation of allocations to the ESOP accounts of Messrs. Smith, Dehner, McCreanor and Witherby, respectively.

(7) Consists of premiums paid in the amount of $1,426 and $1,644 paid on whole life insurance for the benefit of Messrs. Smith and Dehner, respectively, and $17,074 and $16,867 representing the aggregate value at the date of allocation of allocations to the ESOP accounts of Messrs. Smith and Dehner, respectively.

     The following table sets forth information regarding all grants of options to purchase InterCounty common shares made to Messrs. Smith, Dehner, Klumb, McCreanor and Witherby during 1999. Each of such options, which are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, has a term of 10 years and becomes exercisable one-fifth per year over a five-year period.

                    Aggregated Option/SAR Grants in Last Fiscal Year
----------------------------------------------------------------------------------------------------------
                                                                                            Alternative to
                                                                                              (f) and (g)
                                                                                              Grant Date
                               Individual Grants                                              Value (#)(1)
----------------------------------------------------------------------------------------------------------
                                            % of Total Options/
                     Number of Securities    SARs Granted to        Exercise or                 Grant Date
                      Underlying Options/     Employees in           Base Price    Expiration    Present
Name                   SARs Granted (#)        Fiscal Year           ($/share)        Date        Value
----                 ---------------------   -----------------      -----------     --------    ---------
Timothy L. Smith           3,500                  22.6%               $28.00         3/16/09     $28,455
Charles L. Dehner          3,000                  19.4                 28.00         3/16/09     $24,390
Stephen G. Klumb           1,500                   9.7                 28.00         3/16/09     $12,195
Andrew J. McCreanor        1,500                   9.7                 28.00         3/16/09     $12,195
Howard T. Witherby         1,500                   9.7                 28.00         3/16/09     $12,195

(1)  The grant date present value was determined using a Black-Scholes option pricing model and does not necessarily reflect the value that may be realized upon the exercise of the options.

                                  -11-

The following table sets forth information regarding the number and value of unexercised options held at December 31, 1999, by Messrs. Smith, Dehner, Klumb,
McCreanor and Witherby:

                 Aggregated Option/SAR Exercises In Last Fiscal Year and 12/31/99 Option/SAR Values
                 ----------------------------------------------------------------------------------
                                                          Number of Securities       Value of Unexercised
                                                         Underlying Unexercised          In-the-Money
                                                            Options/SARs at             Options/SARs at
                                                             12/31/99 (#)                 12/31/99 (1)

                     Shares Acquired          Value          Exercisable/                 Exercisable/
Name                 on Exercise (#)       Realized ($)      Unexercisable                Unexercisable
----                 ---------------       ------------      -------------                -------------
Timothy L. Smith         41,600             $920,234         31,709/9,700                $579,901/86,154
Charles L. Dehner        31,300              689,437         18,300/7,400                 340,683/61,110
Stephen G. Klumb              -                    -          1,800/8,700                   6,750/27,000
Andrew J. McCreanor           -                    -          1,610/4,330                  22,830/38,489
Howard T. Witherby        1,200               26,328          4,770/3,130                  82,997/22,445

-----------------------------
(1)  An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option.  The figure represents the value of such options, determined by multiplying the number of shares subject to unexercised options by the difference between the exercise price and the fair market value of InterCounty's common shares on December 31, 1999, of $27.00 per share.  No established market for InterCounty's common shares existed at
     December 31, 1999, InterCounty's common shares are not traded on any securities exchange and the prices at which its shares are traded are not quoted by a national quotation service.

                                  -12-

Director Compensation

     InterCounty does not pay director's fees. Each director of InterCounty who is not a full-time employee of the Bank currently receives for services as a director of the Bank a fee of $6,000 year and $500 for each meeting of the Board of Directors attended. Directors of the Bank who are full-time employees of the Bank receive $3,000 per year and $375 for each meeting of the Board of Directors attended.

Compensation Committee Report

     InterCounty is a bank holding company which directly owns all of the outstanding capital stock of the Bank. InterCounty's business consists primarily of the business of the Bank. The financial results of InterCounty depend primarily upon the Bank's financial results.

     The Compensation Committee of the Board of Directors of the Bank (the "Committee") is composed exclusively of non-employee directors. The Committee's philosophy is to tie executive compensation to the achievement of the Bank's goals and the resulting performance of InterCounty. The Committee reviews executive performance and compensation and makes recommendations to the full Board of Directors of the Bank for approval.

     The Committee's goal is to accomplish the following specific objectives through the use of base salary and incentive plans:

(1) Motivate personnel to perform and succeed according to the goals outlined in the Bank's annual business plan;
(2)  Retain key personnel critical to the long-term success of the Bank; and
(3) Utilize incentive plans, such as stock options, that reward executives for corporate success and align the interests of management with those of the shareholders;

     Base Salary. Base Salary is the foundation of the Bank's compensation program, providing income on which the executive can rely, but which is not so large as to eliminate the executive's motivation to work hard to increase shareholder value. An executive's base salary is directly related to his or her position, job responsibilities, performance and contribution to the Bank's success. The Committee reviews peer group information with respect to compensation and company performance on a regional and national basis to ensure salaries are competitive and in line with the industry.

     Incentive Plan. The Bank also has an incentive compensation plan pursuant to which awards are based on the Bank's achievement of predetermined goals relating to return on average equity and return on average assets, and on the participant's achievement of goals relating to his or her individual contributions to the Bank. Threshold, target and maximum goals for corporate performance are generally established at the beginning of each fiscal year.

     All awards are established as a percentage of each participant's base salary. Awards differ due to the contribution of the individual to the Bank's success. Participants (except the Chief Executive Officer) earn awards by achieving individual goals and assisting in achieving the Bank's goals. The more control and influence a participant has on either individual goals or Bank goals, the greater the participant's weighting on that particular factor. The Chief Executive Officer's incentive plan awards are based solely on the achievement of the Bank's goals.

     If individual goals are achieved but the Bank fails to achieve its goals, no incentive award will be made to any participant.

     Stock Options. The Committee annually reviews the appropriateness of granting stock options to senior management. The purposes of this long-term incentive compensation are to provide an incentive to officers and key employees to promote the success of the business and thereby increase shareholder value, and to attract and retain the best available personnel. The Committee grants options based on an individual's performance and contribution to the Bank's success. All options granted to date have a term of 10 years and may be first exercised to the extent of one-fifth each year for the first five years after the date of grant.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as InterCounty, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer and the four most highly compensated officers of the corporation other than the chief executive officer at the close of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation."

     Although none of the officers of InterCounty or the Bank currently receive annual cash compensation near $1 million, the difference between the fair market value of the shares acquired upon the exercise of a non-qualified option and the exercise price is considered compensation in the year of exercise. An option award must meet several requirements to qualify as "performance-based compensation." InterCounty has determined that the options to purchase InterCounty currently outstanding will not qualify for exemption from the $1 million limit. Neither InterCounty nor the Bank has a policy requiring that all compensation payable in 2000 and thereafter to the covered officers be deductible under Section 162(m). The Board of Directors of both companies will, however, continue to consider carefully the after-tax cost and value to InterCounty and the Bank of all compensation.

     CEO Compensation. Timothy L. Smith has been the President and the Chief Executive Officer ("CEO") of InterCounty since October 1989. The Committee used the executive compensation policy described above to determine
Mr. Smith's compensation.

     In setting the base salary, cash incentive award and amount of stock options, the Committee made an overall assessment of Mr. Smith's leadership in achieving the Bank's long-term strategic and business goals. The Bank achieved its corporate goals, including those related to return on equity and return on assets, and Mr. Smith was determined to have contributed substantially to the Bank's success.

          Compensation Committee

     S. Craig Beam      Darleen M. Myers
     James W. Foland    Robert A. Raizk
     Georgia H. Miller

Compensation Committee Interlocks and Insider Participation

     The Board of Directors of the Bank has a Compensation Committee whose members are Messrs. Beam, Foland and Raizk and Mmes. Myers and Miller. None of such persons are employees of the Bank or InterCounty.

Performance Graph

     The following line graph compares the yearly percentage change in InterCounty's cumulative total shareholder return against the cumulative return of a broad index of The Nasdaq National Market, an index of banks with total assets of $250 million to $500 million, and an index of banks with total assets of $500 million to $1 billion. The graph assumes the investment of $100 on December 31, 1994. Cumulative total shareholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of InterCounty's common shares at the end and at the beginning of the measurement period; by (ii) the price of InterCounty's common shares at the beginning of the measurement period.

                      InterCounty Bancshares, Inc.

[Graph Represented by the Following Chart]
Index                             12/31/94    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
InterCounty Bancshares, Inc.       100.00      104.82      120.30      177.32      249.09      255.22
NASDAQ - Total US *                100.00      141.33      173.89      213.07      300.25      542.43
SNL $250M-$500M Bank Index         100.00      134.95      175.23      303.07      271.41      252.50
SNL $500M-$1B Bank Index           100.00      132.76      165.97      269.80      265.28      245.56


*SNL Securities LC  (804) 977-1600
copyright 2000

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999. Used with permission. All rights reserved. crsp.com.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank occasionally makes loans of various types to directors, officers and employees of the Bank. Loans are offered to all employees of the Bank, including executive officers, at an interest rate that is 25 basis points less than the rate offered on similar loans to others. All loans outstanding to executive officers during 1999 were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Loans to non-employee directors outstanding during the last year were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal risk of collectibility or present other unfavorable features. Bush Leasing, Inc., of which George F. Bush, a director who resigned from the Board of Directors of InterCounty and the Bank in January 2000, owns approximately 43%, filed for Chapter 11 bankruptcy protection in January 2000. The Bank had loans outstanding to Bush Leasing, Inc., on February 29, 2000, in the amount of $1.7 million that are in non-accrual status. The purpose of the loans is to fund individual leases with Bush customers. The rates of interest on the loans are fixed at the time of the advance at prime plus one percent and range from 8.75% to 9.75%. During 1999 George F. Bush and his related interests had a maximum aggregate indebtedness outstanding to the Bank of $4.7 million. All of such loans were made on substantially the same terms as offered to non-affiliates of the Bank.

             SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, InterCounty's directors and executive officers and persons holding more than ten percent of the common shares of InterCounty are required to report their ownership of common shares and changes in such ownership to the Securities and Exchange Commission (the "SEC") and InterCounty. The SEC has established specific due dates for such reports. Based upon a review of such reports, InterCounty must disclose any failures to file such reports timely in Proxy Statements used in connection with annual meetings of shareholders. Each of Mr. Beam, Mr. McCreanor, Ms. Myers, Ms. Miller and Mr. Raizk filed late a Form 4 reporting one transaction occurring in 1999, and Mr. Raizk filed late a Form 4 reporting one transaction occurring in 1998.

                                  AUDITORS

     The Board of Directors has selected J.D. Cloud & Co. as the auditors of InterCounty for the current fiscal year. J.D. Cloud & Co. has audited the books of InterCounty since 1982. Management expects that a representative of J.D. Cloud & Co. will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

               PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

     Any proposals of shareholders intended to be included in InterCounty's proxy statement for the 2001 Annual Meeting of Shareholders should be sent to InterCounty by certified mail and must be received by InterCounty not later than December 4, 2000. In addition, if a shareholder intends to present a proposal at the 2001 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 16, 2001, then the proxies designated by the Board of Directors of InterCounty for the 2001 Annual Meeting of Shareholders of InterCounty may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                       By Order of the Board of Directors




March 23, 2000                         James W. Foland, Secretary

                                REVOCABLE PROXY

                         INTERCOUNTY BANCSHARES, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 18, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of InterCounty
Bancshares, Inc. (the "Company"), hereby constitutes and appoints S. Craig Beam, Darleen M. Myers, and Robert A. Raizk, or any of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to attend the Annual Meeting of Shareholders of the Company to be held on April 18, 2000, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Time, and at any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or adjournments thereof on each of the following proposals, which are described in the accompanying Proxy Statement:

1. The election of three (3) directors to serve for a term of two (2) years each.

    -----   FOR election as directors       -----   WITHHOLD AUTHORITY
            of the Company of all the               to vote for all nominees
            nominees listed below                   listed below.
            (except as marked to the
            contrary below).*

                                Charles L. Dehner
                                Georgia H. Miller
                                Timothy L. Smith

     *(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box "FOR" and strike a line through the nominee's name in the list above).

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

     All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 18, 2000, meeting.

                        Please sign exactly as your name appears hereon. When shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)


                        -------------------------------------
                        Signature of Shareholder(s)


                        -------------------------------------
                        Signature of Shareholder(s)


                        Dated:  __________________, 2000


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERCOUNTY BANCSHARES, INC. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

If you plan to attend the Annual Meeting, please check here. ____

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